                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 1, 2001
                                                        -------------------


                             MULTIMEDIA K.I.D., INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                                         000-24637                           91-1890338
-----------------------------                     --------------------                  ----------------
(State or other jurisdiction                         (Commission                        (IRS Employer
     of incorporation)                               File Number)                       Identification No.)



23 Halutzat Hapardesanut Street, Petach Tikvah, 49221 Israel                                   N/A
------------------------------------------------------------                            -----------------
(Address of principal executive offices)                                                   (Zip Code)



Registrant's telephone number, including area code: 011-972-3-930-7302
                                                    -------------------

                                 Not Applicable
              ----------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

On January 1, 2001, Daniel Friedman , the provisional liquidator of Multimedia K.I.D. Intelligence in Education, Ltd. ("MKID Israel"), filed his initial report with the Tel Aviv District Court. The Registrant conducts substantially all of its business through MKID Israel, its wholly-owned operating subsidiary. In the report, the provisional liquidator reviewed the state of MKID Israel's business, including an initial list of its assets, liabilities, contracts and customers. The Court approved the appointment of Mr. Eli Shefler, an Israeli certified public accountant, to examine the books and accounts of MKID Israel and attempt to locate its assets and any proceeds thereof.

The provisional liquidator concluded that MKID Israel cannot operate as a going concern and that the best course of action would be to seek a buyer for MKID's assets. In this connection, the provisional liquidator received the Court's permission to freeze MKID's assets for 30 days and to initiate a search to locate a buyer for MKID Israel's business. No sale of the business or assets of MKID Israel may occur without permission of the Court.

The Registrant cannot predict or provide assurance as to whether actions by the provisional liquidator will result in the Registrant receiving any value for its shares in MKID Israel. If the Registrant does not receive any value for its shares in MKID Israel, it would be likely that the Registrant's shareholders would not realize any value for their shares as well.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     MULTIMEDIA K.I.D., INC.



Date: January 4, 2001                  By: /s/ Cliff DeGroot
                                           --------------------------------
                                           Cliff DeGroot
                                           Chief Financial Officer













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